EXHIBIT 99.1

II-VI Incorporated Reports First Quarter Earnings, Initiates Fiscal Year 2010 Guidance

PITTSBURGH, Oct. 20, 2009 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its first quarter ended September 30, 2009.

Revenues from continuing operations for the quarter decreased 25% to $65,538,000 from $87,766,000 in the first quarter of last fiscal year.

Bookings from continuing operations for the quarter decreased 1% to $73,336,000 compared to $74,295,000 in the first quarter of last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

For the quarter ended September 30, 2009, net earnings attributable to II-VI Incorporated were $6,306,000 or $0.21 per share-diluted compared with net earnings of $17,495,000 or $0.57 per share-diluted in the first quarter of last fiscal year.

Francis J. Kramer, president and chief executive officer said, "Bookings for this quarter increased 28% from the June 30, 2009 quarter. Every business segment outpaced its fourth quarter order rate, and we are encouraged that product demand is strengthening. The cost reductions we initiated during the second quarter of fiscal year 2009 contributed to the earnings we are announcing today."

Kramer continued, "During the quarter we repaid $0.6 million on our outstanding debt, made capital expenditures of $2.5 million, and invested $2.9 million in our joint venture in China, Langfang Haobo Diamond Co. Ltd. Finally, cash from operations of over $15 million helped increase our total cash to over $105 million."

Effective July 1, 2009, the Company adopted Noncontrolling Interest in Consolidated Financial Statements - an amendment of ARB No.51 which was retroactively applied to all periods presented. As announced on June 12, 2009, the Company sold its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operated as a business within the Compound Semiconductor Group. Results for the period ended September 30, 2008 reflect the presentation of eV PRODUCTS as a discontinued operation.

       Segment Information from Continuing Operations ($000's)

 The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other expense or income, net).
 Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

                                     Three Months Ended
                                        September 30,
                                                             %
                                                         Increase
                                  2009        2008      (Decrease)
                                --------    --------      ------

 Bookings:
 Infrared Optics                $ 28,170    $ 40,178       (30)%
 Near-Infrared Optics             12,728       9,765         30%
 Military and Materials           19,003      11,632         63%
 Compound Semiconductor Group     13,435      12,720          6%
                                  ------      ------
     Total Bookings             $ 73,336    $ 74,295        (1)%
                                  ======      ======

 Revenues:
 Infrared Optics                $ 29,167    $ 43,230       (33)%
 Near-Infrared Optics              8,901      13,680       (35)%
 Military and Materials           15,642      15,459          1%
 Compound Semiconductor Group     11,828      15,397       (23)%
                                  ------      ------
     Total Revenues             $ 65,538    $ 87,766       (25)%
                                  ======      ======

 Segment Earnings:
 Infrared Optics                $  4,876    $ 10,373       (53)%
 Near-Infrared Optics              1,022       2,677       (62)%
 Military and Materials            2,255       2,881       (22)%
 Compound Semiconductor Group        343       1,691       (80)%
                                     ---       -----
     Total Segment Earnings     $  8,496    $ 17,622       (52)%
                                   =====      ======

Outlook

For the second fiscal quarter ending December 31, 2009, the Company currently forecasts revenues to range from $64.0 million to $67.0 million and earnings per share attributable to II-VI Incorporated to range from $0.18 to $0.22. Comparable results for the quarter ended December 31, 2008 were revenues from continuing operations of $74.3 million and earnings per share from continuing operations of $0.28. For the fiscal year ending June 30, 2010, the Company expects revenues to range from $264 million to $274 million and earnings per share to range from $0.85 to $0.95. Results for the year ended June 30, 2009 were revenues from continuing operations of $292 million and earnings per share attributable to II-VI Incorporated from continuing operations of $1.29.

As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, October 20, 2009 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/ydqfb8e. Please allow extra time prior to the call to visit the site and, if needed, to download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company's near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company's Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, including any worsening of the global economic downturn, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions.

 II-VI Incorporated and Subsidiaries
 Condensed Consolidated Statements of Earnings (Unaudited)
 (000 except per share data)

                                                    Three Months Ended
                                                      September 30,
                                                      2009      2008
                                                    --------  --------
 Revenues

 Net sales:
   Domestic                                         $ 33,871  $ 42,161
   International                                      29,740    42,794
                                                    --------  --------
                                                      63,611    84,955
 Contract research and development                     1,927     2,811
                                                    --------  --------
   Total Revenues                                     65,538    87,766
                                                    --------  --------

 Costs, Expenses, Other Expense (Income)

 Cost of goods sold                                 $ 38,389  $ 48,173
 Contract research and development                     1,279     2,232
 Internal research and development                     2,435     3,191
 Selling, general and administrative                  14,939    16,548
 Interest expense                                         24        25
 Other expense (income), net                              73      (235)
                                                    --------  --------
   Total Costs, Expenses, Other Expense
    Income                                            57,139    69,934
                                                    --------  --------

 Earnings from Continuing Operations
  Before Income Taxes                                  8,399    17,832

 Income Taxes                                          2,100       281
                                                    --------  --------

 Earnings from Continuing Operations                   6,299    17,551

 Loss from Discontinued Operation, Net
  of Income Tax Benefit                                   --       (23)
                                                    --------  --------

 Net Earnings                                          6,299    17,528
 Less:  Net (Loss) Earnings Attributable
  to Noncontrolling Interests                             (7)       33
                                                    --------  --------
 Net Earnings Attributable to II-VI
  Incorporated                                      $  6,306  $ 17,495
                                                    ========  ========

 Net Earnings Attributable to II-VI
  Incorporated: Diluted Earnings
  Per Share:
     Continuing operations                          $   0.21  $   0.57
     Discontinued operation                         $     --  $  (0.00)
     Total                                          $   0.21  $   0.57

 Net Earnings Attributable to II-VI
  Incorporated: Basic Earnings
  Per Share:
     Continuing operations                          $   0.21  $   0.59
     Discontinued operation                         $     --  $  (0.00)
     Total                                          $   0.21  $   0.58

 Average Shares Outstanding - Diluted                 29,881    30,647
                                                    ========  ========

 Average Shares Outstanding - Basic                   29,547    29,941
                                                    ========  ========

 II-VI Incorporated and Subsidiaries
 Condensed Consolidated Balance Sheets (Unaudited)
 ($000)

                                                September 30, June 30,
                                                    2009        2009
                                                  --------    --------

 Assets

 Current Assets
   Cash and cash equivalents                      $105,462    $ 95,930
   Accounts receivable                              38,639      43,109
   Inventories                                      75,216      76,620
   Deferred income taxes                             8,483       9,705
   Prepaid and other current assets                  4,259       4,943
                                                  --------    --------
     Total Current Assets                          232,059     230,307

 Property, Plant & Equipment, net                   85,267      86,413
 Goodwill                                           26,266      26,141
 Other Intangible Assets, net                       11,963      12,271
 Investments                                        15,651       9,548
 Other Assets                                        4,993       3,602
                                                  --------    --------
     Total Assets                                 $376,199    $368,282
                                                  ========    ========

 Liabilities and Shareholders' Equity

 Current Liabilities
   Accounts payable                               $  9,554    $  9,242
   Accruals and other current liabilities           18,368      22,821
                                                  --------    --------
     Total Current Liabilities                      27,922      32,063

 Long-Term Debt                                      3,346       3,665

 Deferred Income Taxes                               3,483       1,910

 Other Liabilities                                   8,288       7,773
                                                  --------    --------
     Total Liabilities                              43,039      45,411

 Shareholders' Equity
 Total II-VI Incorporated Shareholders' Equity     332,727     322,376
 Noncontrolling Interests                              433         495
                                                  --------    --------
 Total Shareholders' Equity                        333,160     322,871
                                                  --------    --------
 Total Liabilities and Shareholders' Equity       $376,199    $368,282
                                                  ========    ========

  II-VI Incorporated and Subsidiaries
  Condensed Consolidated Statements of Cash Flows (Unaudited)
  ($000)

                                                   Three Months Ended
                                                      September 30,
                                                  --------------------
                                                    2009        2008
 Cash Flows from Operating Activities
 Net cash provided by (used in):
   Continuing operations                          $ 15,655    $  1,898
   Discontinued operation                               --      (1,289)
                                                  --------    --------
 Net cash provided by operating activities          15,655         609
                                                  --------    --------

 Cash Flows from Investing Activities
 Additions to property, plant and equipment         (2,547)     (4,707)
 Investment in unconsolidated businesses            (2,933)     (4,834)
 Payments on deferred purchase price of business      (997)         --
 Proceeds from sale of property, plant and
  equipment                                              4         126
 Redemption of marketable securities                    --       2,000
                                                  --------    --------
 Net cash used in investing activities:
   Continuing operations                            (6,473)     (7,415)
   Discontinued operation                               --         (84)
                                                  --------    --------
 Net cash used in investing activities              (6,473)     (7,499)
                                                  --------    --------

 Cash Flows from Financing Activities
 Payments on long-term debt                           (558)         --
 Proceeds from exercise of stock options               363       1,483
 Excess tax benefits from share-based
  compensation expense                                 161       1,241
                                                  --------    --------
 Net cash (used in) provided by financing
  activities                                           (34)      2,724
                                                  --------    --------

 Effect of exchange rate changes on cash and
  cash equivalents                                     384         749
                                                  --------    --------

 Net increase (decrease) in cash and cash
  equivalents                                        9,532      (3,417)

 Cash and Cash Equivalents at Beginning
  of Period                                         95,930      69,835
                                                  --------    --------
 Cash and Cash Equivalents at End of Period       $105,462    $ 66,418
                                                  ========    ========

 II-VI Incorporated and Subsidiaries
 Other Selected Financial Information
 ($000 except per share data)

 The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA). Management believes
 EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

        Other Selected Financial Information for Continuing Operations

                                                   Three Months Ended
                                                     September 30,
                                                  --------------------
                                                    2009        2008
                                                  --------    --------

 EBITDA                                           $ 12,453    $ 21,700
 Cash paid for capital expenditures               $  2,547    $  4,707
 Net payments on indebtedness                     $    558    $     --
 Share-based compensation expense, pre-tax        $  2,433    $  1,542

 Reconciliation of Segment                         Three Months Ended
 -------------------------                            September 30,
 Earnings and EBITDA to Earnings                  --------------------
 -------------------------------                    2009        2008
 Before Income Taxes                              --------    --------
 -------------------

 Total Segment Earnings                           $  8,496    $ 17,622
 Interest expense                                       24          25
 Other expense (income), net                            73        (235)
                                                  --------    --------
     Earnings before income taxes                 $  8,399    $ 17,832
                                                  ========    ========

 EBITDA                                           $ 12,453    $ 21,700
 Interest expense                                       24          25
 Depreciation and amortization                       4,030       3,843
                                                  --------    --------
     Earnings before income taxes                 $  8,399    $ 17,832
                                                  ========    ========

CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          (724) 352-4455
          ccreaturo@ii-vi.com
          www.ii-vi.com